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                                EXHIBIT  10.39


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                         SECURITY SERVICES AGREEMENT


    This Security Services Agreement (the "Agreement") is entered into as of this 1st day of May, 1996, by and between AMC, Inc., a Georgia corporation ("AMC") and Portman Holdings, LP, a Georgia limited partnership ("Portman").

    WHEREAS, AMC desires to obtain certain security services to the buildings comprising the Atlanta Market Center (the "Services"); and

    WHEREAS, Portman is willing to provide such Services upon the terms and conditions more particularly set forth herein;

    NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AMC and Portman hereby agree as follows:

    1. Portman agrees to provide to AMC a certain employee to provide the Services (the "Employee"). The Employee shall provide approximately twenty
(20) hours of Services per week to AMC. Initially, it is anticipated that such Services will include, among other things, the following:


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        (a)   Assist in daily security operations at The Atlanta Market Center;

        (b)   Prepare, revise and maintain the Life Safety plans for AMC;

        (c) Assist with security planning for permanent tenants and special events;

        (d)   Assist with various tenant awareness programs; and

        (e) Assist in planning for various security capital improvement projects.

The parties acknowledge, however, that the precise scope of said Employee's duties hereunder may vary from time to time. Accordingly, AMC and Portman may adjust the Employee's hours, and duties hereunder, as the parties may mutually agree. All Services will be performed in a professional manner, consistent at a minimum with the standards required by Portman of its own employees performing similar functions.

    2. In consideration for such Services, AMC agrees to pay to Portman a monthly fee of two thousand four hundred sixteen and 67/100 dollars ($2,416.67). Said fee will be paid within fifteen (15) days following the last day of each calendar month during which Services are provided hereunder. Said fee is "fully loaded," and AMC will not be liable for any taxes or benefits over and above the payment described in this paragraph. It is expressly agreed that the Employee will remain the employee of Portman for all purposes, and that Portman shall be solely responsible for the payment of any and all taxes, salary, bonuses, benefits, insurance, and other similar obligations with respect to the Employee.



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    3.  The initial term of this Agreement will commence as of March 16, 1996, and unless earlier terminated for cause, as provided in Paragraph 5, below, or unless terminated by mutual consent of the parties, will expire on December 31, 1996.




    4. Portman agrees to indemnify and hold AMC harmless from and against any and all claims, losses or damages directly or indirectly resulting from the negligent acts or omissions or intentional misconduct of the Employee arising out of or in connection with the performance of the Services.

    5. In the event either party shall be in material default of its obligations hereunder, the non-defaulting party shall so notify the defaulting party in writing, describing the default in reasonable detail. If such default is not materially cured within ten (10) working days following receipt of such notice, the non-defaulting party may terminate this Agreement, which termination will become effective upon the date set forth in the default notice. Such right of termination shall be in addition to and not in lieu of any other rights or remedies the parties may have at law or in equity.



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    6.  This Agreement contains the entire agreement between the parties with regard to the subject matter hereof, and supersedes all prior discussions, negotiations, agreements or understandings. This Agreement may only be amended in writing, executed by the parties hereto.

    7. This Agreement will be subject in all respects to the laws of the State of Georgia.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written with intent to be bound hereby.

                                AMC, INC.


                                By: /s/ Virginia Gorday
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                                        Virginia Gorday
                                Title:  Senior Vice President, Operations



                                PORTMAN HOLDINGS, LP


                                By: /s/ Russell LaGrone
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                                        Russ LaGrone
                                Title:  Vice President, Finance